EXHIBIT 10.19

AMENDMENT NUMBER 5
TO THE
OCCIDENTAL PETROLEUM CORPORATION
SUPPLEMENTAL RETIREMENT PLAN II
Effective as of January 1, 2005
Amended and Restated as of November 1, 2008

The Occidental Petroleum Corporation Supplemental Retirement Plan II (Effective as of January 1, 2005, Amended and Restated as of November 1, 2008) (the “Plan”) is hereby amended as of January 1, 2013, as follows:

1.The following new definition of “Secondary Threshold Amount” is added as subsection 2.1(x) and all subsequent subsections under section 2.1 and any cross-references in the Plan to such subsections are renumbered accordingly:

(x)
“Secondary Threshold Amount” means the amount determined by the Company and communicated to Employees in advance of the Plan Year as the level of annualized Base Pay of Record plus Annual Bonus awarded in the Plan Year, less any portion of such Annual Bonus deferred under the Deferred Compensation Plan, each determined as of May 1 of the Plan Year, at which the sum of all contributions made by and on behalf of an Employee under the Savings Plan and Retirement Plan would exceed the dollar limit in effect for the Plan Year under Code section 415(c)(1)(A), based on (1) the maximum contribution rates for the most highly compensated employees and maximum employer matching contribution rates under the Savings Plan and (2) the employer contribution rates for Employees who have attained age 35 as of the last day of the Plan Year under the Retirement Plan.

2.    The definition of “Threshold Amount” in subsection 2.1(bb) (as renumbered pursuant to the prior amendment) is amended to read as follows:

(bb)
“Threshold Amount” means the amount determined by the Company and communicated to Employees in advance of the Plan Year as the level of annualized Base Pay of Record at which the sum of all contributions made by and on behalf of an Employee under the Savings Plan and Retirement Plan would exceed the dollar limit in effect for the Plan Year under Code section 415(c)(1)(A), based on (1) an assumed level of Annual Bonus for a particular level of Base Pay of Record determined by the Company in advance of the Plan Year, (2) the maximum contribution rates for the most highly compensated employees and maximum employer matching contribution rates under the Savings Plan, and (3) the employer contribution rate for Employees who have attained age 35 as of the last day of the Plan Year under the Retirement Plan.

3.    Subsection (a) in section 3.1 is amended to read as follows:

(a)
The first day on which the Employee's annualized Base Pay of Record exceeds the Threshold Amount or, with respect to an Employee whose annualized Base Pay of Record does not exceed the Threshold Amount, May 1st of a Plan Year if the sum of the Employee's annualized Base Pay of Record as of May 1 of the Plan Year and Annual Bonus awarded during the Plan Year, less any portion of such Annual Bonus deferred under the Deferred Compensation Plan, exceeds the Secondary Threshold Amount.

4.    The following new paragraph (2) is added to section 4.1(a) of the Plan and current paragraph (2) is renumbered as paragraph (3).

(2)    An Employee:

(A)	Who is eligible to participate in the Savings Plan and the Retirement Plan for the Plan Year, and

(B)
The sum of whose annualized Base Pay of Record as of May 1 of the Plan Year and Annual Bonus awarded during the Plan Year, less any portion of such Annual Bonus deferred under the Deferred Compensation Plan, exceeds the Secondary Threshold Amount applicable to the Employee for the Plan Year.

Whether an Employee meets the requirements of this paragraph (2) shall be determined as of May 1st of each Plan Year by the Company. An Employee who meets such requirements shall be eligible for the allocation specified in subsection (b) beginning as of May 1st of the Plan Year (or with respect to a newly eligible Employee, once the Employee's participation in the Plan has commenced pursuant to Section 3.1). Until such determination is made during the Plan Year (and, with respect to a newly eligible Employee, the Employee's participation in the Plan has commenced pursuant to Section 3.1), an Employee shall not be treated as actively participating in this Plan with respect to a Plan Year by reason of this paragraph (2) and, unless otherwise eligible under paragraph (1), shall not be entitled to the allocations specified in subsection (b) for the Plan Year.

5.    Except as amended above, the terms of the Plan as in effect prior to this amendment shall continue unchanged.